Exhibit 23.2





     CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-3, No. 33-56610)
and related Prospectus of AirSensors, Inc. for the registration of 862,500 shares of its common stock and to the incorporation by reference therein of our report dated June 28, 1995, with respect to the consolidated financial statements and schedule of AirSensors, Inc. included in its Annual Report (Form 10-K) for the year ended April 30, 1995 filed with the Securities and Exchange Commission.


                                   ERNST & YOUNG LLP


Los Angeles, California
January 24, 1996